EXHIBIT 99.1

Epiq Systems Announces Third Quarter 2010 Results Led by 64% Growth in Operating Revenue for eDiscovery

Board Approves New Share Repurchase Program

KANSAS CITY, Kan., Oct. 26, 2010 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the third quarter of 2010 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $52.0 million compared to $51.1 million for the same period last year. September 30, 2010 year-to-date operating revenue was $157.1 million compared to $160.9 million for the prior year. Operating revenue in the third quarter reflects a new all-time high of $20.0 million for the eDiscovery segment.  The year-over-year comparisons of total operating revenue reflect the planned conclusion of the major analog-to-digital television conversion contract that was completed in the latter part of 2009.

On October 1, the company acquired Jupiter eSources LLC for $60 million cash and an earn-out opportunity based on future revenue growth. Jupiter develops, supports and markets a proprietary software product, AACER® (Automated Access to Court Electronic Records), that assists creditors including banks, mortgage processors, and their administrative services professionals to streamline processing of their portfolios of loans in bankruptcy cases.

In addition, the Board of Directors approved the company's second quarterly cash dividend of 3.5 cents per common share payable November 18, 2010. The Board of Directors also approved up to $35 million in share repurchases in a new program, and the company intends to enter into a plan on or about November 1, 2010.

Net income for the third quarter of 2010 was $4.5 million, $0.12 per share, compared to $4.9 million, $0.12 per share, for the year ago quarter. September 30, 2010 year-to-date net income was $10.8 million, $0.28 per share, compared to $11.0 million, $0.28 per share, for the prior year. September 30, 2010 year-to-date net income includes $1.6 million for a voluntary settlement related to a shareholder derivative action, which was finalized during the third quarter of 2010.

Non-GAAP net income for the third quarter of 2010 was $7.3 million, $0.19 per share, compared to $6.8 million, $0.17 per share, for the year ago quarter.  September 30, 2010 year-to-date non-GAAP net income was $20.7 million, $0.53 per share, compared to $19.9 million, $0.50 per share, for the prior year.

Third quarter 2010 non-GAAP adjusted EBITDA was $17.0 million, compared to $16.1 million for the year ago quarter. September 30, 2010 year-to-date non-GAAP adjusted EBITDA was $50.1 million, compared to $47.1 million for the prior year.

Third quarter 2010 net cash provided by operating activities was $2.9 million compared to $6.5 million for the year ago quarter. September 30, 2010 year-to-date net cash provided by operations was $19.2 million compared to $27.5 million for the prior year. The changes are primarily related to the timing of estimated income tax payments, income tax settlement payments, and increases in trade accounts receivable, which will fluctuate from period to period depending on the timing of collections.  Condensed consolidated balance sheets and cash flow statements are attached.

Operating revenue for the eDiscovery segment for the third quarter of 2010 was $20.0 million, up 64% compared to $12.2 million for the year ago quarter.  The third quarter represents the strongest quarterly result in the history of the company's eDiscovery business, and also marked the fourth consecutive sequential quarterly increase in operating revenue for the segment. September 30, 2010 year-to-date operating revenue was $56.5 million, up 39% compared to $40.5 million in the prior year. Third quarter 2010 non-GAAP adjusted EBITDA was $9.4 million, up 186% compared to $3.3 million for the year ago quarter. September 30, 2010 year-to-date non-GAAP adjusted EBITDA was $25.0 million, up 98% compared to $12.6 million in the prior year. Higher case activity levels both domestically and internationally and a growing contribution from new service offerings contributed to the growth.

Operating revenue for the Bankruptcy segment for the third quarter of 2010 was $22.0 million, compared to $25.4 million for the year ago quarter. September 30, 2010 year-to-date operating revenue was $71.0 million, compared to $66.8 million in the prior year. Non-GAAP adjusted EBITDA was $12.6 million for the third quarter of 2010, compared to $13.8 million for the year ago quarter. September 30, 2010 year-to-date non-GAAP adjusted EBITDA was $39.5 million, up 14% compared to $34.7 million in the prior year. The financial results for the segment reflect the high number of active bankruptcy matters, continued high aggregate Chapter 7 deposit balances, the multi-year nature of most restructuring engagements, and the company's high market share, offset by a lower level of new Chapter 11 filings in 2010 compared to the record highs of 2009 and Chapter 7 pricing formulas that reference short–term interest rates.

Operating revenue for the Settlement Administration segment was on target with plan for the third quarter of 2010 at $10.0 million compared to $13.6 million in the year ago quarter and on target with plan for September 30, 2010 year-to-date operating revenue of $29.6 million compared to $53.5 million in the prior year. Non-GAAP adjusted EBITDA was $1.5 million for the third quarter of 2010 compared to $4.6 million for the year ago quarter.  September 30, 2010 year-to-date non-GAAP adjusted EBITDA was $5.2 million, compared to $16.6 million in the prior year. The comparison in segment results versus the prior year reflects the completion of the large analog-to-digital television conversion contract that concluded as expected in the latter part of 2009.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems stated, "Third quarter results were highlighted by record performance of the eDiscovery segment.  eDiscovery realized a 64% revenue increase, benefiting from new engagements both domestically and internationally and the 2009 launch of document review services. On the acquisition front, we are very pleased to add the AACER® product to our leading bankruptcy franchise. AACER® is an excellent fit for Epiq both financially and strategically and represents our first significant product offering for major national creditors.  Its recurring revenue model, strong profit margins, and blue chip customer base provide a strong complement to Epiq's existing business."

Recent key events include:

  Epiq acquired Jupiter eSources LLC effective October 1, 2010, for $60 million cash and an earn-out opportunity based on future revenue growth.  Jupiter develops, supports and markets a proprietary software product, AACER® (Automated Access to Court Electronic Records), that assists creditors including banks, mortgage processors, and their administrative services professionals to streamline processing of their portfolios of loans in bankruptcy cases. The AACER® product electronically monitors developments in all U.S. bankruptcy courts and applies sophisticated algorithms to classify docket filings automatically in each case to facilitate the management of large bankruptcy claims operations.

  On August 27, 2010, Epiq successfully concluded a share repurchase program, acquiring approximately 2.3 million shares of common stock for a total of $29.9 million.  The Board of Directors also approved up to $35 million in share repurchases in a new program, and the company intends to enter into a plan on or about November 1, 2010.

  Epiq's Board of Directors approved the company's second quarterly cash dividend of 3.5 cents per common share. The quarterly dividend is payable November 18, 2010 to shareowners of record at the close of business on October 28, 2010.

  Epiq filed a shelf registration statement with the Securities and Exchange Commission as a routine replacement of its existing shelf registration statement, which was set to expire on October 11, 2010 after a 3-year term. The company filed the registration statement for the $67 million that remained unissued from its 2007 shelf registration.

  As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,572,597 for the 12 month period ended June 30, 2010, up 20% versus the same period in 2009. This is the highest number of total bankruptcy filings since the 12 month period ending March 31, 2006, which was just prior to when many of the provisions of the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 took effect.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. An archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will also be available through November 26, 2010 beginning approximately two hours after the call ends. To access the recording, call (800) 642-1687 and enter conference ID number 12617590.

Company Description

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees, government agencies, mortgage processors, financial institutions, and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of the company's anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes).  Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

These non-GAAP financial measures are intended to supplement the GAAP financial information included in this press release by providing additional insight regarding results of operations. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions.  Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with indebtedness, (8) risks associated with foreign currency fluctuations, (9) risks associated with developing and providing software and internet-based technology solutions to our clients, and (10) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update publicly or revise any forward-looking statements contained herein to reflect future events or developments.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

REVENUE:
Case management services	$ 36,626	$ 33,356	$ 110,674	$ 103,702
Case management bundled products and services	4,847	3,877	14,433	10,680
Document management services	10,526	13,874	32,042	46,477
Operating revenue before reimbursed direct costs	51,999	51,107	157,149	160,859
Operating revenue from reimbursed direct costs	6,288	6,702	22,442	23,968
Total Revenue	58,287	57,809	179,591	184,827

OPERATING EXPENSE:
Direct cost of services (exclusive of depreciation and amortization shown separately below)	16,455	17,966	48,207	57,359
Direct cost of bundled products and services (exclusive of depreciation and amortization shown separately below)	831	916	2,669	2,626
Reimbursed direct costs	6,126	6,660	21,959	23,742
General and administrative	20,068	18,197	64,181	60,348
Depreciation and software and leasehold amortization	4,911	4,763	15,358	13,829
Amortization of identifiable intangible assets	1,697	1,828	5,213	5,582
Other operating expense	281	127	350	611
Total Operating Expense	50,369	50,457	157,937	164,097

INCOME FROM OPERATIONS	7,918	7,352	21,654	20,730

INTEREST EXPENSE (INCOME):
Interest expense	408	339	1,132	1,077
Interest income	(7)	(56)	(29)	(107)
Net Interest Expense	401	283	1,103	970

INCOME BEFORE INCOME TAXES
	7,517	7,069	20,551	19,760

PROVISION FOR INCOME TAXES	2,979	2,200	9,763	8,727

NET INCOME	$ 4,538	$ 4,869	$ 10,788	$ 11,033

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$0.12	$0.12	$0.28	$0.28

WEIGHTED AVERAGE COMMON SHARES	38,185	41,938	40, 315	41,909
OUTSTANDING – DILUTED

Cash dividends declared per common share	$0.035	--	$0.070	--
EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2010	December 31, 2009

ASSETS
ASSETS:
Cash and cash equivalents	$7,846	$48,986
Trade accounts receivable, net	55,987	43,471
Property and equipment, net	41,838	40,005
Goodwill	264,206	264,239
Other intangibles, net	14,302	19,524
Other	31,028	21,716

TOTAL ASSETS	$415,207	$437,941

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$10,959	$8,260
Indebtedness	22,871	58,798
Other liabilities	43,702	44,485
STOCKHOLDERS' EQUITY	337,675	326,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$415,207	$437,941
EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,538	$4,869	$10,788	$11,033
Non-cash adjustments to net income:
Depreciation and amortization	6,608	6,591	20,571	19,411
Other, net	7,219	4,892	7,352	9,886
Changes in operating assets and liabilities, net	(15,463)	(9,807)	(19,533)	(12,795)
Net cash provided by operating activities	2,902	6,545	19,178	27,535

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software and other	(5,611)	(4,368)	(15,449)	(14,661)
Net cash used in investing activities	(5,611)	(4,368)	(15,449)	(14,661)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	13,525	(1,721)	(12,222)	(5,040)
Repurchase of common stock	(30,872)	(1,782)	(30,872)	(1,782)
Cash dividends paid	(1,348)	--	(1,348)	--
Other	310	1,271	(421)	3,136
Net cash used in financing activities	(18,385)	(2,232)	(44,863)	(3,686)

Effect of exchange rate changes on cash	(22)	100	(6)	66

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$ (21,116)	$45	$ (41,140)	$9,254
EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

NET INCOME	$4,538	$4,869	$10,788	$11,033
Plus:
Depreciation and amortization	6,608	6,591	20,571	19,411
Share-based compensation	2,165	2,048	5,992	6,304
Acquisition expense	281	127	350	634
Expenses related to financing, net	401	283	1,103	970
Litigation expense/settlement	--	--	1,574	--
Provision for income taxes	2,979	2,200	9,763	8,727
	12,434	11,249	39,353	36,046
NON-GAAP ADJUSTED EBITDA	$16,972	$16,118	$50,141	$47,079
EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

NET INCOME	$4,538	$4,869	$10,788	$11,033
Plus (net of tax(1)) :
Amortization of acquisition intangibles	1,019	1,106	3,138	3,377
Share-based compensation	1,537	1,576	4,364	4,877
Acquisition expense	168	77	210	384
Loan fee amortization	73	52	184	156
Litigation expense/settlement	--	--	952	--
Non-cash embedded option charges	--	(244)	(445)	(731)
Effective tax rate adjustment (2)	(28)	(628)	1,543	823
	2,769	1,939	9,946	8,886
NON-GAAP NET INCOME	$7,307	$6,808	$20,734	$19,919
NON-GAAP NET INCOME PER SHARE - DILUTED	$0.19	$0.17	$0.53	$0.50

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.
EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

NET INCOME	$4,538	$4,869	$10,788	$11,033
Interest expense adjustment for convertible debt	--	305	537	904
Amounts re-allocated to nonvested shares	(12)	(21)	(34)	(56)
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$4,526	$5,153	$11,291	$11,881

NON-GAAP NET INCOME	$7,307	$6,808	$20,734	$19,919
Interest expense adjustment for convertible debt	--	305	537	904
Amounts re-allocated to nonvested shares	(12)	(21)	(34)	(56)
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$7,295	$7,092	$21,237	$20,767

BASIC WEIGHTED AVERAGE SHARES	37,063	35,917	36,646	35,793
Adjustment to reflect share-based awards	1,122	1,738	1,080	1,831
Adjustment to reflect convertible debt shares	--	4,283	2,589	4,285
DILUTED WEIGHTED AVERAGE SHARES	38,185	41,938	40,315	41,909

NET INCOME PER SHARE – DILUTED	$0.12	$0.12	$0.28	$0.28

NON-GAAP NET INCOME PER SHARE - DILUTED	$0.19	$0.17	$0.53	$0.50
CONTACT:  Epiq Systems, Inc.
          Investor Relations
          Lew P. Schroeber
          913-621-9500
          ir@epiqsystems.com
          www.epiqsystems.com